Exhibit 99.2

news release

January 10, 2008	For Immediate Release

Employers Holdings, Inc. Announces Agreement to Acquire AmCOMP Incorporated

RENO, Nev.,—Jan. 10, 2008—Employers Holdings, Inc. (“EMPLOYERS®”) (NYSE:EIG) today announced that it has executed a definitive agreement to acquire AmCOMP Incorporated (“AmCOMP”) (NASDAQ: AMCP) in a transaction valued at approximately $230 million, including the assumption of $37 million in debt.  The acquisition will expand EMPLOYERS workers’ compensation insurance operations to a total of 26 states, and advances EMPLOYERS vision of being the leader in the property and casualty insurance industry specializing in workers’ compensation.

Under the terms of the merger agreement, which has been approved by the Boards of Directors of both companies, holders of AmCOMP’s approximately 15 million common shares will receive $12.50 in cash for each share.  EMPLOYERS expects to finance the purchase price through a combination of cash and debt.  Completion of the transaction is subject to various conditions, including the receipt of required regulatory approvals and the approval by AmCOMP’s stockholders.  The transaction is expected to be completed in the second quarter of 2008.

“The acquisition of AmCOMP is a significant milestone for EMPLOYERS,” said Douglas D. Dirks, President and Chief Executive Officer of Employers Holdings, Inc.  “The acquisition significantly accelerates growth in our expansion states as well as opens up new markets in our small business workers’ compensation line – the key focus of our company.  AmCOMP’s sales force of over 900 agencies will greatly expand our distribution system in both new and existing states.  Equally as important, we will add to our staff nearly 500 experienced and knowledgeable AmCOMP professionals.”

Business operations at EMPLOYERS have historically been focused in the Western United States while AmCOMP’s focus has been in the Southeast and Midwest.  Only slightly more than 1% of EMPLOYERS current business is in states where AmCOMP conducts business, with virtually no overlap in the markets of the two companies.

Fred R. Lowe, President and Chief Executive Officer of AmCOMP, commented:  “This transaction provides excellent value for AmCOMP’s stockholders while opening new geographical territories and markets in the small business workers’ compensation line.  AmCOMP currently writes business in 18 states. After the acquisition, the combined entity will be actively writing business in 26 states, including California and Nevada.  There are many commonalities between our companies with virtually no overlap in markets.   The combined assets, producer force and experienced employees will position EMPLOYERS to compete even more effectively in the highly competitive workers’ compensation market.”

“The acquisition of AmCOMP is financially attractive to our shareholders and will produce results that are accretive to our earnings, return on equity and book value per share,” Dirks added.  “We also expect to realize expense-related efficiencies and see a meaningful improvement in our leverage.”

Employers Holdings, Inc. will host an investor conference call and webcast  tomorrow, Friday, January 11, 2008, beginning at 11:00 a.m. Eastern Time, to discuss the transaction. The conference call will be available via live and archived webcast at www.employers.com or by dialing 866-314-9013 (in the United States) or 617-213-8053 (international), passcode 71692015.  Please refer to the Investor link at the EMPLOYERS Web site where a replay of the call will be available.  To listen to the replay, dial: 888-286-8010 (in the United States) or 617-801-6888 (international); passcode 44288279.  A presentation about the transaction is posted on the Company's Web site in the Investor Information section.

Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries.  The company, through its subsidiaries, operates in 11 states from 13 office locations.  The company's insurance subsidiaries, Employers Insurance Company of Nevada and Employers Compensation Insurance Company are rated A- (Excellent) by the A.M. Best Company.  Additional information can be found at: www.employers.com.

AmCOMP, founded in 1982 and headquartered in North Palm Beach, FL, is an insurance holding company whose wholly owned subsidiaries, AmCOMP Preferred Insurance Company and AmCOMP Assurance Corporation, provide workers’ compensation insurance to small to mid-sized employers in 18 states.

Cautionary Statement Regarding Forward-Looking Statements:
All forward-looking statements made in this press release, related to the anticipated acquisition of AmCOMP, Inc. or otherwise, reflect EMPLOYERS current views with respect to future events, business transactions and business performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. The following factors, among others, could cause of contribute to such material differences: failure to satisfy any of the conditions of closing, including the failure to obtain AmCOMP stockholder approval or any required regulatory approvals; the risks that the businesses of EMPLOYERS and AmCOMP will not be integrated successfully; the risk that EMPLOYERS and AmCOMP will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, agents or producers. More generally, the businesses of EMPLOYERS and AmCOMP could be affected by competition, pricing and policy term trends, the levels of new and renewal business achieved, market acceptance, changes in demand, the frequency and severity of catastrophic events, actual loss experience, uncertainties in the loss reserving and claims settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments, the amount and timing of reinsurance recoverables, credit developments among reinsurers, changes in the cost or availability of reinsurance, market developments, rating agency action, possible terrorism or the outbreak and effects of war and economic, political, regulatory, insurance and reinsurance business conditions, relations with and performance of employee agents, as well as management’s response to these factors, and other factors identified in EMPLOYERS filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. EMPLOYERS undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EMPLOYERS, AmCOMP and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding EMPLOYERS directors and executive officers is available in EMPLOYERS proxy statement for its 2007 annual meeting of stockholders and the EMPLOYERS 2006 Annual Report on Form 10-K, which were filed with the SEC on April 19, 2007 and March 30, 2007, respectively.  Information regarding AmCOMP's directors and executive officers is available in AmCOMP's proxy statement for its 2007 annual meeting of stockholders and AmCOMP's 2006 Annual Report on Form 10-K, which were filed with the SEC on April 27, 2007 and April 2, 2007, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

CONTACT:
Media: Trish White, Director, Corporate Communications, (775) 327-2636, twhite@employers.com.
Analysts: Vicki Erickson, Vice President, Investor Relations, (775) 327-2794, verickson@employers.com.

Copyright © 2008 EMPLOYERS. All rights reserved. EMPLOYERS and America’s small business insurance specialists are registered trademarks of Employers Insurance Company of Nevada. Workers’ compensation insurance and services are offered through Employers Compensation Insurance Company and Employers Insurance Company of Nevada.  Please visit www.employers.com for additional information.